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                                                                  Exhibit (1)(f)

                     AMENDMENT NO. 4 TO THE TRUST INSTRUMENT
                                UBS MONEY SERIES

         Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series ("Trust"), the Trust Instrument of the Trust, as amended on July 28, 1999, May 9, 2001 and April 8, 2002, is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

         Series of the Trust

         UBS Cash Reserves Fund
         UBS Liquid Assets Fund
         LIR Premier Money Market Fund
         LIR Premier Tax-Free Money Market Fund
         UBS Select Money Market Fund
         UBS Select Treasury Fund


         Classes of Shares of Each of
         UBS Select Money Market Fund and UBS Select Treasury Fund

         An unlimited number of shares of beneficial interest have been established by the Board as Institutional shares and Financial Intermediary shares of each of UBS Select Money Market Fund and UBS Select Treasury Fund. The Institutional shares and Financial Intermediary shares of each such Series represent interests in the assets of only that Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument.

                                   CERTIFICATE

         I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment No. 4 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust's Board of Trustees at a meeting duly called and held on November 12, 2003; and (ii) this Amendment No. 4 to the Trust Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and is effective upon this 15th day of March, 2004.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

                                            By:  /s/ Keith A. Weller
                                                 -------------------------------
                                                 Keith A. Weller
                                                 Vice President and Assistant
                                                   Secretary
                                                 UBS Money Series


Subscribed and sworn before me this 15th day of March, 2004:


 /s/ Evelyn De Simone
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[Notary]